As filed with the Securities and Exchange Commission on February 4, 2022

Registration No. 333-239778

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KB HOME

See Table of Additional Registrants

(Exact name of each registrant as specified in its charter)

Delaware See Table of Additional Registrants	10990 Wilshire Blvd. Los Angeles, CA 90024 (310) 231-4000	95-3666267 See Table of Additional Registrants
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of principal executive offices of the registrants)	(I.R.S. Employer Identification No.)

William A. (Tony) Richelieu

Vice President, Corporate Secretary and Associate General Counsel

KB Home

10990 Wilshire Blvd.

Los Angeles, CA 90024

(310) 231-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service for the registrant and each additional registrant)

Copies to:

Brett J. Rodda

Munger, Tolles & Olson LLP

350 South Grand Avenue, 50th Floor

Los Angeles, CA 90071

(213) 683-9100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities

Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities

Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)(3)	Proposed Maximum Offering Price per Unit (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Debt Securities
Guarantees of Debt Securities(4)
Preferred Stock(5)
Common Stock(5)(6)
Warrants
Stock Purchase Contracts(5)
Stock Purchase Units(5)
Depositary Shares(5)

(1)	Securities registered hereunder may be sold separately, together or in units with other securities registered hereby or other securities.
(2)

An unspecified aggregate initial offering price or amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and amounts. In accordance with Rules 456(b) and 457(r), KB Home is deferring payment of all of the registration fee.

(3)	Omitted pursuant to General Instruction II.E. of Form S-3.
(4)	No separate consideration will be received for the guarantees of debt securities.
(5)

In addition to any preferred stock, depositary shares or common stock that may be issued directly under this registration statement, there are being registered hereunder an indeterminate number of shares of preferred stock, depositary shares and common stock as may be issued upon conversion or exchange of debt securities, preferred stock or depositary shares, as the case may be. Separate consideration may or may not be received for any shares of preferred stock, depositary shares or common stock so issued upon conversion or exchange. There are also being registered hereunder an indeterminate number of shares of common stock as may be issued upon settlement of stock purchase contracts or stock purchase units, as the case may be.

(6)

Each share of common stock is associated with a preferred stock purchase right under the Amended Rights Agreement (the “Rights Agreement”), effective as of April 8, 2021, by and between KB Home and Computershare Inc. (as successor-in-interest to Mellon Investor Services LLC), as rights agent. Such rights are not exercisable and do not trade separately from the common stock until the occurrence of certain events specified in the Rights Agreement.

TABLE OF ADDITIONAL REGISTRANTS (1)

Exact Name of Each Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
KB HOME Coastal Inc.	California	93-1059273
KB HOME Colorado Inc.	Colorado	84-1244935
KB HOME Florida LLC	Delaware	71-0904760
KB HOME Fort Myers LLC	Delaware	77-0605541
KB HOME Greater Los Angeles Inc.	California	95-6091322
KB HOME Jacksonville LLC	Delaware	80-0049557
KB HOME Las Vegas Inc.	Nevada	27-1934834
KB HOME Lone Star Inc.	Texas	26-0465714
KB HOME Orlando LLC	Delaware	71-0904756
KB HOME Phoenix Inc.	Arizona	86-0730212
KB HOME Reno Inc.	Nevada	88-0412510
KB HOME Sacramento Inc.	California	94-1676098
KB HOME South Bay Inc.	California	95-3992523
KB HOME Treasure Coast LLC	Delaware	55-0840558
KB HOME Tucson Inc.	Arizona	86-0944946
KBHPNW LLC	Delaware	82-5110938
KBSA, Inc.	Texas	74-2776663

(1)

The address, including zip code, and telephone number, including area code, for each of the additional registrants other than KB HOME Lone Star Inc. and KBSA, Inc. is 10990 Wilshire Blvd., Los Angeles, California 90024, (310) 231-4000. The address, including zip code, and telephone number, including area code, for each of KB HOME Lone Star Inc. and KBSA, Inc. is 4800 Fredericksburg Road, San Antonio, Texas 78229, (210) 349-1111.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration Statement No. 333-239778) of KB Home and its subsidiary registrants (the “Registration Statement”) is being filed to: (i) add KB HOME Orlando LLC and KBHPNW LLC, each a Delaware limited liability company (each, a “Subsidiary Guarantor”), each of which is a wholly owned subsidiary of KB Home, as co–registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under the Registration Statement (such guarantees are referred to herein as “Guarantees of Debt Securities”), (ii) add such Guarantees of Debt Securities to the Registration Statement, (iii) update the information in Part II with respect to the addition of the Subsidiary Guarantors, and (iv) update the exhibits to the Registration Statement, including to file or incorporate by reference additional exhibits. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by us in connection with the securities registered hereby.

SEC registration fee	$	*
Legal fees		*	*
Accounting fees		*	*
Trustees’ fees		*	*
Printing and engraving expenses		*	*
Blue sky fees and expenses		*	*
Miscellaneous		*	*

*	We are registering an indeterminate amount of securities under this registration statement and in accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers

Delaware Registrants

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Article 6(d) of our restated certificate of incorporation provides that we will indemnify our directors and officers and may indemnify any other employees or agents to the full extent permitted by the DGCL.

Article 6(c) of our restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the full extent permitted by the DGCL.

We have purchased directors’ and officers’ liability insurance policies which insure against certain liabilities incurred by our directors and officers. In addition, we have entered into agreements with each of our directors and executive officers, and certain other senior executives, that provide them with indemnification and advancement of expenses to supplement that provided under our restated certificate of incorporation and insurance policies, subject to certain requirements and limitations.

Each of KB HOME Fort Myers LLC, KB HOME Florida LLC, KB HOME Jacksonville LLC, KB HOME Orlando LLC, KB HOME Treasure Coast LLC, and KBHPNW LLC (each, a “Delaware Subsidiary”) is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Each Delaware Subsidiary’s limited liability company agreement provides that its member shall not have any liability whatsoever for the obligations or liabilities of such Delaware Subsidiary, except solely to the extent provided in the Delaware Limited Liability Company Act.

In addition, each Delaware Subsidiary’s limited liability company agreement limits the liability of, and provides indemnity to, (a) its member, any person or other entity that directly or indirectly controls, is controlled by, or is under common control with the member, and any officers, directors, shareholders, partners, employees or authorized agents of its member or of any such person or other entity and (b) any officer, employee or authorized agent of such Delaware Subsidiary or its affiliates ((a) and (b) collectively, “Covered Persons”), in each case for any loss, damage, claim or expense (including, but not limited to, legal fees) incurred by such Covered Person by reason of any act or omission (whether or not constituting negligence) made in good faith on behalf of such Delaware Subsidiary and in a manner reasonably believed to be within the scope of authority conferred by such Delaware Subsidiary’s limited liability company agreement. No Covered Person, other than the member of such Delaware Subsidiary, shall be entitled to limited liability or be indemnified for acts or omissions constituting gross negligence or willful misconduct.

Each Delaware Subsidiary’s agreement further provides that its member shall be entitled to indemnification for any loss, damage, claim or expense (including, but not limited to, legal fees) it incurs by reason of any act or omission made in good faith on such Delaware Subsidiary’s behalf. Each agreement also states that indemnity of such Delaware Subsidiary’s member shall be provided solely out of such Delaware Subsidiary’s available assets.

Each Delaware Subsidiary’s agreement allows it to purchase and maintain insurance as its member deems reasonable on behalf of Covered Persons, and other persons or entities as the member shall determine, against any liability that may be asserted against, or expenses that may be incurred by, any such person or entity in connection with the activities of such Delaware Subsidiary, in each case regardless of whether the agreement would allow for indemnification.

These provisions of each Delaware Subsidiary’s agreement apply to any former member of such Delaware Subsidiary for all acts or omissions made when it was a member to the same extent as if it were still a member.

California Registrants

KB HOME Coastal Inc., KB HOME Greater Los Angeles Inc., KB HOME Sacramento Inc., and KB HOME South Bay Inc. are incorporated under the laws of the State of California. Section 317 of the California Corporations Code provides that a corporation may indemnify directors and officers who are parties or are threatened to be made parties to any proceeding (except actions by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged liable to the corporation, unless and only to the extent that the court in which the action is or was pending determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for expenses. Section 317 of the California Corporations Code provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, shareholders vote, agreement or otherwise.

Article 5 of the Articles of Incorporation of KB HOME Coastal Inc. provides that the corporation’s directors will not be liable to the corporation for monetary damages to the fullest extent permitted by California law.

Article 6 of the Articles of Incorporation of each of KB HOME Coastal Inc. and KB HOME South Bay Inc. provides that such corporation may indemnify its agents for breaches of duty to the corporation and its shareholders in excess of indemnification expressly permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code, and may provide insurance for its agents as set forth in Section 317 of the California Corporations Code.

Article 5 of the Bylaws of KB HOME Coastal Inc. provides that KB HOME Coastal Inc. will indemnify its agents as permitted by Section 317 of the California Corporations Code. Article 5 of the Bylaws of each of KB HOME Greater Los Angeles Inc., KB HOME Sacramento Inc. and KB HOME South Bay Inc. provides that such corporation may indemnify its agents to the fullest extent permitted by the California Corporations Code. Each of these Articles permits the respective corporation to purchase insurance on behalf of its agents against liability asserted against or incurred by the agents in their capacity as such.

Nevada Registrants

KB HOME Las Vegas Inc. and KB HOME Reno Inc. are incorporated under the laws of the State of Nevada. Nevada Revised Statutes 78.7502 provides that a corporation may indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of the person’s being or having been an officer or director of the corporation or serving or having served at the request of the corporation in certain capacities with respect to another corporation or entity. The person to be indemnified (1) must not be liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of law and (2) must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Article VI of the Articles of Incorporation of KB HOME Reno Inc. provides that none of such corporation’s directors or officers will be personally liable to it or any of its stockholders for damages resulting from breaches of their fiduciary duty involving any act or omission as a director or officer except for (i) acts or omissions involving intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of Nevada Revised Statutes 78.300.

Section 4.15 of the Bylaws of KB HOME Reno Inc. provides that such corporation may pay expenses incurred by, or satisfy a judgment or fine rendered or levied against, any present or former director or officer in an action brought by a third party for acts committed by such person while a director or officer, provided that such person is determined to have acted in good faith within the scope of what he or she reasonably believed to be his or her employment or authority and in what he or she reasonably believed to be the best interests of such corporation or its stockholders. Indemnification under Section 4.15 of the Bylaws does not extend to actions instituted or maintained in the right of such corporation by a stockholder or holder of a voting trust certificate representing shares of stock of such corporation.

Section 4.19 of the Bylaws of KB HOME Reno Inc. provides that such corporation may purchase insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of such corporation against liability and expenses incurred by such person in, or arising out of, his or her capacity as such, whether or not such corporation has the authority to indemnify such person for such liability and expenses.

Section 4.17 of the Bylaws of KB HOME Las Vegas Inc. provides that KB HOME Las Vegas Inc. will indemnify directors and officers as permitted by Nevada Revised Statutes Section 78.7502.

Texas Registrants

KB HOME Lone Star Inc. and KBSA, Inc. are incorporated under the laws of the State of Texas. Sections 8.101 and 8.102 of the Texas Business Organizations Code (“TBOC”) provide that an enterprise may indemnify any governing person (which term excludes officers), former governing person, or a delegate who was, is, or is threatened to be made a respondent in (i) a threatened, pending, or completed action or other proceeding (whether civil, criminal, administrative, arbitrative, or investigative), (ii) an appeal of such an action or proceeding, or (iii) an inquiry or investigation that could lead to such an action or proceeding against judgments and reasonable expenses actually incurred, which expenses include reasonable attorneys’ fees, costs, penalties, settlements, fines, and excises or similar taxes in connection with a proceeding, if that person (x) acted in good faith, (y) reasonably believed, in the case of conduct in that person’s official capacity, that the person’s conduct was in the enterprise’s best interests and, in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (z) in the case of a criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful. With respect to any action in which a person has been found liable to the enterprise or found liable because the person improperly received a personal benefit, indemnification is limited to reasonable expenses actually incurred by that person in connection with the proceeding and will not include a judgment, penalty, fine, excise or similar tax. Indemnification may not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law. Section 8.105 of the TBOC provides that an enterprise may indemnify a person who is not a governing person, including officers, agents or employees, and, in the case of officers, shall indemnify such officers to the same extent that indemnification is required for a governing person.

Sections 8.01 and 8.03 of the Bylaws of KB HOME Lone Star Inc. provide that KB HOME Lone Star Inc. shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in (i) any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, arbitrative, or investigative), (ii) any appeal in such an action, suit, or proceeding, or (iii) any inquiry or investigation that could lead to such an action, suit or proceeding because the person (x) is or was a director of the corporation or (y) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, manager, partner, member, venturer, proprietor, trustee, employee, agent, or similar functionary of, or as a representative of the corporation at or to, another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted by the TBOC or other applicable law, as may be amended from time to time, and to such further extent as is permitted by law. Section 8.01 of the Bylaws of KB HOME Lone Star Inc. provides that indemnification of a person who is or was an officer shall be made upon the same terms and conditions, in the same manner, and subject to the same limitations, as if such person were a director.

Article Nine of the Articles of Incorporation of KBSA, Inc. and Section 1 of Article 8 of the Bylaws of KBSA, Inc. each provides that KBSA, Inc. shall indemnify its directors and officers from and against all liabilities, costs and expenses incurred by them in such capacities and may purchase and maintain insurance coverage for and on behalf of such persons, in each case as and to the fullest extent permitted by the TBOC, as presently in effect or as may be amended. Section 2 of Article 8 of the Bylaws of KBSA, Inc. further provides that the indemnification right provided for in KBSA, Inc.’s Bylaws shall not be exclusive of any other rights to which any such director or officer may be entitled to under KBSA, Inc.’s Articles of Incorporation or Bylaws, or under any agreement or vote of shareholders, or as a matter of law or otherwise.

Arizona Registrants

KB HOME Phoenix Inc. and KB HOME Tucson Inc. are incorporated under the laws of the State of Arizona. Section 10-851(A) of the Arizona Revised Statutes (“ARS”) permits a corporation to indemnify a current or former director (which term includes an individual who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another entity) made party to a proceeding against liability incurred in the proceeding if the director’s conduct was in good faith, the director reasonably believed, in the case of conduct in an official capacity, that the conduct was in the corporation’s best interest, and in all other cases, that the conduct was at least not opposed to the corporation’s best interest, and in the case of any criminal proceedings, the director had no reasonable cause to believe the conduct was unlawful. With respect to proceedings by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding. Under ARS Section 10-855, the determination of whether a director has met the standard of conduct set forth in Section 10-851(A) must be made by a majority of the corporation’s disinterested directors, special legal counsel or the shareholders. ARS Section 10-851(A)(2) permits a corporation to indemnify a current or former director made party to a proceeding for conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation’s articles of incorporation pursuant to ARS Section 10-202(B)(2). Unless limited by a corporation’s articles of incorporation, ARS Section 10-852 requires a corporation to indemnify (i) a director who was the prevailing party (on the merits or otherwise) in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation, against reasonable expenses incurred in connection with the proceeding, and (ii) an outside director against liability, unless a court of competent jurisdiction has determined before payment that the outside director fails to meet the standards described in ARS Section 10-851(A) and does not otherwise determine that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

Notwithstanding the foregoing, ARS Section 10-851(D) provides that a corporation may not indemnify a director (regardless of whether the director is an outside director) in connection with a proceeding in which the director was adjudged liable on the basis that the director improperly received a financial benefit, or a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; provided, however, that a court of competent jurisdiction may determine that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, in which case indemnification under ARS Section 10-851(A) shall be limited to reasonable expenses incurred by the director in connection with the proceeding.

ARS Section 10-856 provides that a corporation may indemnify officers to the same extent as directors and, in the case of officers who are not also directors (or officers who are also directors but who are made a party to a proceeding based on an act or omission solely made as an officer), to the further extent as may be provided in the articles of incorporation, bylaws, a resolution of the board of directors, or contract, subject to certain exceptions and limitations. Further, ARS Section 10-856 provides that officers who are not directors are entitled to mandatory indemnification under ARS Section 10-852 described above to the same extent as directors.

Article VI of the Articles of Incorporation of each of KB HOME Phoenix Inc. and KB HOME Tucson Inc. provide that such corporation shall indemnify any person who incurs expenses by reason of the fact that he or she is or was an officer, director, employee or agent of the corporation in all circumstances in which indemnification is permitted by law.

Colorado Registrant

KB HOME Colorado Inc. is incorporated under the laws of the State of Colorado. Section 7-109-102 of the Colorado Business Corporation Act (“CBCA”) provides that a corporation may indemnify an individual who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (a “proceeding”), because that individual is or was a director or is an individual who, while a director, is or was serving at the corporation’s request as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, or trustee of, or in any other capacity with, another person or employee benefit plan (a “director”), against liability (including reasonable expenses incurred in connection with such proceeding) if (a) the individual’s conduct was in good faith, (b)(i) in the case of conduct in such individual’s official capacity, the individual reasonably believed such conduct was in the best interests of the corporation and (ii) in all other cases, the individual reasonably believed that such conduct was not opposed to the best interests of the corporation, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe that the individual’s conduct was unlawful. Section 7-109-107 of the CBCA provides that a corporation may indemnify an officer to the same extent as a director and, in the case of an officer who is not also a director, to such further extent as may be provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or shareholders, or contract. An officer who is also a director is entitled to be indemnified to such further extent as may be provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or shareholders, or contract if the basis on which such officer is made a party to the proceeding is an act or omission solely as an officer.

Section 7-109-107 and, unless limited by a corporation’s articles of incorporation, Section 7-109-103 of the CBCA require that a corporation indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because such person is or was a director or officer of the corporation against reasonable expenses incurred in connection with such proceeding.

Under Section 7-109-102 of the CBCA, indemnification may not be made in connection with a proceeding by or in the right of the corporation in which a director was adjudged liable to the corporation (except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct that permits the corporation to indemnify the director), or in connection with any other proceeding charging that a director derived an improper personal benefit and in which the director was adjudged liable on that basis. Notwithstanding the foregoing, unless otherwise provided in the corporation’s articles of incorporation, Section 7-109-105(b) of the

CBCA permits a court to authorize indemnification in either of the foregoing scenarios if the court determines that (i) the corporation is required to indemnify or advance expenses to such director under the CBCA, the corporation’s articles of incorporation, its bylaws or in a resolution adopted or a contract approved by the board of directors or shareholders; or (ii) if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, in which case indemnification is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Under Section 7-109-108 of the CBCA, a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, or trustee of, or in any other capacity with, another person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under the CBCA.

Article Tenth, Paragraph 4 of the Articles of Incorporation, as amended, of KB HOME Colorado Inc. provides that KB HOME Colorado Inc. shall, to the fullest extent permitted by the CBCA (as may be amended or supplemented), indemnify all persons whom KB HOME Colorado Inc. shall have the power to indemnify under the CBCA from and against any and all expenses, liabilities, and other matters referred to or covered thereby. Article Tenth, Paragraph 4 of the Articles of Incorporation, as amended, of KB HOME Colorado Inc. further provides that the indemnification provided for therein (x) shall not be exclusive of any other rights to which an indemnified person may be entitled under or pursuant to any bylaw, agreement, shareholder or disinterested director vote, or otherwise, as to action both in such person’s official capacity and any other capacity while holding such office and (y) shall continue as to a person who ceased to be a director, officer, employee, fiduciary or agent, and shall inure to the benefit of such person’s heirs, executors and administrators.

Article Tenth, Paragraph 3 of the Articles of Incorporation, as amended, of KB HOME Colorado Inc. provides that the personal liability of the directors of KB HOME Colorado Inc. is eliminated to the fullest extent permitted by the provisions of the CBCA (as may be amended or supplemented).

Indemnification for Liabilities Arising under the Securities Act of 1933

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, then the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index that appears immediately following the signature pages of this registration statement. Such Exhibit Index is hereby incorporated in this Item 16 by reference.

Item 17.	Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

1.1**	Form of Underwriting Agreement relating to securities registered hereby.

4.1	Restated Certificate of Incorporation, as amended, filed as an exhibit to our Current Report on Form 8-K dated April 7, 2009 (File No. 001-09195), is incorporated by reference herein.

4.2	Amended and Restated By-Laws of KB Home, as amended, filed as an exhibit to our 2020 Annual Report on Form 10-K (File No. 001-09195), is incorporated by reference herein.

4.3	Amended Certificate of Designation of Series A Participating Cumulative Preferred Stock, filed as an exhibit to our Registration Statement on Form 8-A/A dated January 27, 2009 (File No. 001-09195), is incorporated by reference herein.

4.4	Indenture relating to our Senior Notes among us, the Guarantors party thereto and Sun Trust Bank, Atlanta, dated January 28, 2004, filed as an exhibit to our Registration Statement No. 333-114761 on Form S-4, is incorporated by reference herein.

4.5	Fifth Supplemental Indenture, dated August 17, 2007, relating to our Senior Notes by and between us, the Guarantors named therein, and the Trustee, filed as an exhibit to our Current Report on Form 8-K dated August 22, 2007 (File No. 001-09195), is incorporated by reference herein.

4.6	Sixth Supplemental Indenture, dated as of January 30, 2012, relating to our Senior Notes by and between us, the Guarantors named therein, and the Trustee, filed as an exhibit to our Current Report on Form 8-K dated February 2, 2012 (File No. 001-09195), is incorporated by reference herein.

4.7	Seventh Supplemental Indenture, dated as of January 11, 2013, relating to our Senior Notes by and among us, the Guarantors named therein, and the Trustee, filed as an exhibit to our Current Report on Form 8-K dated January 11, 2013 (File No. 001-09195), is incorporated by reference herein.

4.8	Eighth Supplemental Indenture, dated as of March 12, 2013, by and among us, the Guarantors party thereto, the Additional Guarantors named therein and U.S. Bank National Association, as Trustee, filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended May 31, 2013 (File No. 001-09195), is incorporated by reference herein.

4.9	Ninth Supplemental Indenture, dated as of February 28, 2014, by and among us, the Guarantors party thereto, the Additional Guarantors named therein and U.S. Bank National Association, as Trustee, filed as an exhibit to our Post-Effective Amendment No. 4 to Form S-3 Registration Statement (No. 333-176930), is incorporated by reference herein.

4.10	Tenth Supplemental Indenture, dated as of January 22, 2019, by and among us, the Guarantors party thereto, the Additional Guarantors named therein and U.S. Bank National Association, as Trustee, filed as an exhibit to our 2018 Annual Report on Form 10-K (File No. 001-09195), is incorporated by reference herein.

4.11*	Eleventh Supplemental Indenture, dated as of January 20, 2022, by and among us, the Guarantors party thereto, the Additional Guarantors named therein and U.S. National Bank Association, as Trustee.

4.12**	Form of Senior Debt Security.

4.13	Form of Senior Subordinated Indenture, filed as an exhibit to our Registration Statement on Form S-3 (File No. 333-120458), is incorporated by reference herein.

4.14**	Form of Senior Subordinated Debt Security.

4.15	Form of Subordinated Indenture, filed as an exhibit to our Registration Statement on Form S-3 dated (File No. 333-120458), is incorporated by reference herein.

4.16**	Form of Subordinated Debt Security.

4.17	Form of Certificate for Common Stock, filed as an exhibit to our Registration Statement on Form S-3 (File No. 333-14977), is incorporated by reference herein.

4.18**	Form of Certificate of Designation of Preferred Stock.

4.19**	Form of Certificate for Preferred Stock.

4.20**	Form of Deposit Agreement.

4.21**	Form of Depositary Receipt (to be included as an exhibit to the Deposit Agreement).

4.22**	Form of Purchase Contract Agreement.

4.23**	Form of Pledge Agreement.

4.24**	Form of Warrant Agreement (including form of warrant certificate).

4.25	Amended Rights Agreement, effective as of April 8, 2021, made by and between KB Home and Computershare Inc., as Rights Agent, filed as Exhibit 4.1 to our Amended Registration Statement on Form 8-A/A dated April 13, 2021 (File No. 01-9195), is incorporated by reference herein.

5.1	Opinion of Munger, Tolles & Olson LLP as to the legality of securities to be issued, filed as Exhibit 5.1 to our Registration Statement on Form S-3 (File No. 333-239778), is incorporated by reference herein.

5.2*	Opinion of Munger, Tolles & Olson LLP as to Guarantees of Debt Securities covered by Post-Effective Amendment No. 1 to Form S-3.

22	List of Guarantor Subsidiaries, filed as an exhibit to our 2021 Annual Report on Form 10-K (File No. 001-09195) , is incorporated herein by reference.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.2).

24*	Powers of Attorney (included on signature pages).

25.1	Statement of Eligibility and Qualification of U.S. Bank National Association as trustee under the Senior Indenture (filed as Exhibit 25.1 to our Registration Statement on Form S-3 (File No. 333-239778), is incorporated by reference herein.

25.2**	Statement of Eligibility and Qualification of the Senior Subordinated Indenture Trustee under the Trust Indenture Act.

25.3**	Statement of Eligibility and Qualification of the Subordinated Indenture Trustee under the Trust Indenture Act.

*	Filed herewith.
**	To be filed by amendment or incorporated by reference or, if applicable, pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 if there is an offering of the specified securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB Home certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KB HOME
By:	/S/ JEFF J. KAMINSKI
Jeff J. Kaminski
Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ JEFFREY T. MEZGER	Chairman, President, Chief Executive Officer and Director	February 4, 2022
Jeffrey T. Mezger	(Principal Executive Officer)

/S/ JEFF J. KAMINSKI	Executive Vice President and Chief Financial	February 4, 2022
Jeff J. Kaminski	Officer
(Principal Financial Officer)
/S/ WILLIAM R. HOLLINGER	Senior Vice President and Chief Accounting	February 4, 2022
William R. Hollinger	Officer
(Principal Accounting Officer)

/S/ ARTHUR R. COLLINS	Director	February 4, 2022
Arthur R. Collins

*	Director	February 4, 2022
Dorene C. Dominguez

/S/ KEVIN P. ELTIFE	Director	February 4, 2022
Kevin P. Eltife

*	Director	February 4, 2022
Timothy W. Finchem

*	Director	February 4, 2022
Dr. Stuart A. Gabriel

*	Director	February 4, 2022
Dr. Thomas W. Gilligan

	Signature	Title	Date
	*	Director	February 4, 2022
Robert L. Johnson

	/S/ JODEEN A. KOZLAK	Director	February 4, 2022
Jodeen A. Kozlak

	*	Director	February 4, 2022
Melissa Lora

	/S/ BRIAN R. NICCOL	Director	February 4, 2022
Brian R. Niccol

	*	Director	February 4, 2022
James C. Weaver

*By:	/S/ JEFF J. KAMINSKI
Jeff J. Kaminski
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Colorado Inc. has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on

February 4, 2022.

KB HOME COASTAL INC.

By:	/S/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

	Signature	Title	Date
	*	President	February 4, 2022
	Stephen J. Ruffner	(Principal Executive Officer)

	/S/ WILLIAM R. HOLLINGER	Vice President, Chief Financial Officer,	February 4, 2022
	William R. Hollinger	and Director
(Principal Financial Officer)

	/S/ THAD JOHNSON	Vice President and Treasurer	February 4, 2022
	Thad Johnson	(Principal Accounting Officer)

	*	Director	February 4, 2022
Cory F. Cohen

	*	Director	February 4, 2022
Robert V. McGibney

*By:	/S/ JEFF J. KAMINSKI
Jeff J. Kaminski
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Colorado Inc. has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KB HOME COLORADO INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date
*	President	February 4, 2022
Randel D. Carpenter	(Principal Executive Officer)

/s/ WILLIAM R. HOLLINGER	Vice President, Chief Financial Officer,	February 4, 2022
William R. Hollinger	and Director
(Principal Financial Officer)

/s/ THAD JOHNSON	Vice President and Treasurer	February 4, 2022
Thad Johnson	(Principal Accounting Officer)

*	Director	February 4, 2022
Larry E. Oglesby

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Florida LLC has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KB HOME FLORIDA LLC

By:	KB Home
Its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Senior Vice President and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date
*	President	February 4, 2022
Vince DePorre	(Principal Executive Officer)

/s/ WILLIAM R. HOLLINGER	Vice President	February 4, 2022
William R. Hollinger	(Principal Financial Officer)

/s/ THAD JOHNSON	Vice President and Treasurer	February 4, 2022
Thad Johnson	(Principal Accounting Officer)

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Fort Myers LLC has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KB HOME FORT MYERS LLC
By: KB HOME Florida LLC,

Its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date
/s/ DOUGLAS C. GUY	President	February 4, 2022
Douglas C. Guy	(Principal Executive Officer)

/s/ WILLIAM R. HOLLINGER	Vice President and Chief Financial Officer	February 4, 2022
William R. Hollinger	(Principal Financial Officer)

/s/ THAD JOHNSON	Vice President and Treasurer	February 4, 2022
Thad Johnson	(Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Greater Los Angeles Inc. has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KB HOME GREATER LOS ANGELES INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date
*	President	February 4, 2022
Keltie B. Cole	(Principal Executive Officer)

/s/ WILLIAM R. HOLLINGER	Vice President, Chief Financial Officer,	February 4, 2022
William R. Hollinger	and Director
(Principal Financial Officer)

/s/ THAD JOHNSON	Vice President and Treasurer	February 4, 2022
Thad Johnson	(Principal Accounting Officer)

*	Director	February 4, 2022
Robert V. McGibney

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Jacksonville LLC has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KB HOME JACKSONVILLE LLC
By: KB HOME Florida LLC,

Its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date
*	President	February 4, 2022
Todd Holder	(Principal Executive Officer)

/s/ WILLIAM R. HOLLINGER	Vice President and Chief Financial Officer	February 4, 2022
William R. Hollinger	(Principal Financial Officer)

/s/ THAD JOHNSON	Vice President and Treasurer	February 4, 2022
Thad Johnson	(Principal Accounting Officer)

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Las Vegas Inc. has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KB HOME LAS VEGAS INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date
*	President	February 4, 2022
Brian Kunec	(Principal Executive Officer)

/s/ WILLIAM R. HOLLINGER	Vice President, Chief Financial Officer,	February 4, 2022
William R. Hollinger	and Director
(Principal Financial Officer)

/s/ THAD JOHNSON	Vice President and Treasurer	February 4, 2022
Thad Johnson	(Principal Accounting Officer)

*	Director	February 4, 2022
Robert V. McGibney

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Lone Star Inc. has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KB HOME LONE STAR INC.

By:	/S/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Larry E. Oglesby	President and Director (Principal Executive Officer)	February 4, 2022

/S/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	February 4, 2022

/S/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	February 4, 2022

*By:	/S/ JEFF J. KAMINSKI
Jeff J. Kaminski
Attorney-in-Fact

SIGNATURES

Pursua nt to the requirements of the Securities Act of 1933, KB HOME Phoenix Inc. has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KB HOME PHOENIX INC.

By:	/S/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Kevin McAndrews	President (Principal Executive Officer)	February 4, 2022

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	February 4, 2022

/s/ THAD JOHSNON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	February 4, 2022

* Robert V. McGibney	Director	February 4, 2022

*By:	/S/ JEFF J. KAMINSKI
Jeff J. Kaminski
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Reno Inc. has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KB HOME RENO INC.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Adam Hieb	President (Principal Executive Officer)	February 4, 2022

/s/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	February 4, 2022

/s/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	February 4, 2022

/s/ ROBERT MCGIBNEY Robert V. McGibney	Director	February 4, 2022

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Sacramento Inc. has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KB HOME SACRAMENTO INC.

By:	/S/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date
* Adam Hieb	President (Principal Executive Officer)	February 4, 2022

/S/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	February 4, 2022

/S/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	February 4, 2022

/S/ ROBERT V. MCGIBNEY Robert V. McGibney	Director	February 4, 2022

*By:	/S/ JEFF J. KAMINSKI
Jeff J. Kaminski
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME South Bay Inc. has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KB HOME SOUTH BAY INC.

By:	/s/ CHRIS REDER
Chris Reder
Senior Vice President, Finance and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Chris G. Apostolopoulos	President and Director (Principal Executive Officer)	February 4, 2022

/S/ CHRIS REDER Chris Reder	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	February 4, 2022

/S/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	February 4, 2022

/S/ WILLIAM R. HOLLINGER William R. Hollinger	Director	February 4, 2022

By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Treasure Coast LLC has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KB HOME TREASURE COAST LLC

By: KB HOME Florida LLC,

Its sole member

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Todd Holder	President (Principal Executive Officer)	February 4, 2022

/S/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President and Chief Financial Officer, (Principal Financial Officer)	February 4, 2022

/S/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	February 4, 2022

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Tucson Inc. has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KB HOME TUCSON INC.

By:	/S/ WILLIAM R. HOLLINGER
William R. Hollinger
Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Amy McReynolds	President (Principal Executive Officer)	February 4, 2022

/S/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	February 4, 2022

/S/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	February 4, 2022

* Robert V. McGibney	Director	February 4, 2022

*By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KBSA, Inc. has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KBSA, Inc.

By:	/s/ WILLIAM R. HOLLINGER
William R. Hollinger Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

* Larry E. Oglesby	President and Director (Principal Executive Officer)	February 4, 2022

/S/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President, Chief Financial Officer, and Director (Principal Financial Officer)	February 4, 2022

/S/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	February 4, 2022

*By:	/S/ JEFF J. KAMINSKI
Jeff J. Kaminski
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KB HOME Orlando LLC has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KB HOME ORLANDO LLC

By: KB HOME Florida LLC,

Its sole member

By:	/S/ WILLIAM R. HOLLINGER
William R. Hollinger Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ ALFRED WYBORSKI Alfred Wyborski	President (Principal Executive Officer)	February 4, 2022

/S/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President and Chief Financial Officer, (Principal Financial Officer)	February 4, 2022

/S/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	February 4, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, KBHPNW LLC has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 4, 2022.

KBHPNW LLC

By: KB HOME Colorado Inc.

Its sole member

By:	/S/ WILLIAM R. HOLLINGER
William R. Hollinger Vice President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey T. Mezger, Chief Executive Officer of KB Home, Brian J. Woram, General Counsel of KB Home, and Jeff J. Kaminski, Chief Financial Officer of KB Home, and, in each case, any of their respective successors at KB Home (in functional position or otherwise) or designees, and each of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related registration statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or any of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ RYAN KEMP Ryan Kemp	President (Principal Executive Officer)	February 4, 2022

/S/ WILLIAM R. HOLLINGER William R. Hollinger	Vice President and Chief Financial Officer, (Principal Financial Officer)	February 4, 2022

/S/ THAD JOHNSON Thad Johnson	Vice President and Treasurer (Principal Accounting Officer)	February 4, 2022